PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

☒ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name Evan Seigel			Document will be returned to the name and address you enter to the left
Address 901 New York Avenue, N.W., Suite 210 East			←
City Washington	State DC	Zip Code 2001

Fee:	$70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is: IBT Bancorp, Inc.

2.    The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street 309 Main Street	City Irwin	State PA	Zip 15642	County Westmoreland
(b) Name of Commercial Registered Office Provider c/o				County

3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Law of 1988

4. The date of its incorporation: 8/6/1986

5.    Check, and if appropriate complete, one of the following:

☒ The amendment shall be effective filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on: ______________ at _____________

Date                Hour

6.    Check one of the following:

☒ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c) or § 5914(b).

7.    Check, and if appropriate, complete one of the following:

☐ The amendment adopted by the corporation, set forth in full, is as follows:

_______________________________________________________________________________________

_______________________________________________________________________________________

☒ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

Check if the amendment restated the Articles: ☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 13th day of May 2008

IBT BANCORP, INC.
Name of Corporation

/s/ Charles G. Urtin
Signature

President
Title

EXHIBIT A

AMENDMENT TO IBT’S ARTICLES OF INCORPORATION

Article 12 of IBT’s Restated Articles of Incorporation shall be amended by deleting the language shown below as struck through and renumbering paragraph C as paragraph B:

12.	Business Combinations.

A. No merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of:

(1) the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation; or

(2) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock of the Corporation, provided that such transaction has received the prior approval of eighty percent (80%) of the entire Board of Directors.

Any business combination involving a 5% Stockholder (as hereinafter defined) shall require the percentage approval referenced in subparagraphs A.1. and A.2. in addition to any shares beneficially owned by such 5% Stockholder (i.e. in computing the aforesaid percentages, the shares owned by the 5% shareholder shall not be considered).

~~B. Notwithstanding the percentage approval referenced in subparagraphs A.1. and A.2., no merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation is at lest equal to the higher of the following:~~

~~(1) the highest per share price (with appropriate adjustments for recapitalization and for stock splits, stock dividends and like distributions) paid by the 5% Stockholder in acquiring any of its holdings of the Corporation’s Common Stock; and~~

~~(2) the market value per share of common stock on the announcement date with respect to such Business Combination.~~

B~~C~~. For the purpose of this Article:

(1) A “person” shall mean any individual, firm, Corporation or other entity.

(2) “5% Stockholder” shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction,

a. is the beneficial owner, directly or indirectly, of not less than 5% of the Voting Shares, or

b. is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 5% of the then outstanding Voting Shares, or

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c. is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any 5% Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(3) A person shall be the “beneficial owner” of any Voting Shares:

a. which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially own, directly or indirectly; or

b. which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

c. which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

~~(4) The term “other consideration to be received” shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a business combination in which the Corporation is the surviving corporation.~~

(5) “Affiliate” and “Associate” shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934.

~~(6) The term “market value” shall mean:~~

~~a. in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the composite tape for New York stock-exchange-listed stocks, or, if such stock is not quoted on such composite tape or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and~~

~~b. in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.~~

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